EXHIBIT 99.1

Laser Mortgage Management, Inc. Announces
Extension of Management Agreement

        New York, New York, November 3, 2000. LASER Mortgage Management, Inc. (NYSE:LMM) announced today that it has extended its management agreement with Mariner Mortgage Management, L.L.C. for an additional period of one year, with the Company retaining the right to terminate the management agreement on 30 days’ notice. A copy of the Amendment to the Management Agreement has been filed on Form 8-K with the SEC. LASER’s Board of Directors presently intends to reconsider the issue of the Company’s management after a decision has been reached regarding the future direction of the Company.

        LASER Mortgage Management, Inc. is a specialty finance company investing primarily in mortgage-backed securities and mortgage loans. The Company has elected to be taxed as a real estate investment trust under the Internal Revenue Code of 1986, as amended.

        "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding LASER Mortgage Management, Inc.'s business which are not historical facts are "forward-looking" statements that involve risk and uncertainties.

Date: Contact:	November 3, 2000 LASER Mortgage Management, Inc. Mr. Charles R. Howe II Chief Financial Officer 212-758-2024